PROXY

                  MET/PUTNAM RESEARCH PORTFOLIO

                               OF
                   MET INVESTORS SERIES TRUST

                 SPECIAL MEETING OF SHAREHOLDERS

                        November 12, 2004

     KNOW ALL MEN BY THESE PRESENTS that the undersigned shareholder(s) of the Met/Putnam Research Portfolio of Met Investors Series Trust (the "Trust") hereby appoints Elizabeth M. Forget, Richard C. Pearson and Jeffrey A. Tupper, or any one of them true and lawful attorneys with power of substitution of each, to vote all shares which the undersigned is entitled to vote, at the Special Meeting of Shareholders of the Portfolio to be held on November 12, 2004, at the offices of the Trust, 22 Corporate Plaza Drive, Newport Beach, California 92660, at 9:00 a.m. local time, and at any adjournment thereof ("Meeting"), as follows:

1. To approve an Agreement and Plan of Reorganization whereby Oppenheimer Capital Appreciation Portfolio, a series of the Trust, will (i) acquire all of the assets of Met/Putnam Research Portfolio, a series of the Trust; and
     (ii) assume all of the liabilities of the Trust's Met/Putnam Research Portfolio.




   FOR  [      ]       AGAINST  [     ]        ABSTAIN  [    ]

     Discretionary authority is hereby conferred as to all other matters as may properly come before the Meeting.

THE SHARES REPRESENTED HEREBY WILL BE VOTED AS INDICATED OR FOR THE PROPOSAL IF NO CHOICE IS INDICATED.

                                            Dated:                      , 2004
                                                  ---------------------
                                           MetLife Investors Insurance Company
                                            Name of Insurance Company


                                            Name and Title of Authorized Officer


                                            Signature of Authorized Officer

MET/PUTNAM RESEARCH PORTFOLIO
Name(s) of Separate Account(s)
Of the Insurance Company
Owning Shares in this Portfolio:
MetLife Investors Insurance Company
Separate Account One


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                     2 EASY WAYS TO VOTE                                          MET INVESTORS SERIES TRUST
                                                                                MET/PUTNAM RESEARCH PORTFOLIO
1.  Return this voting instruction form using the enclosed        22 Corporate Plaza Drive, Newport Beach, California 92660
    postage-paid envelope.
2.  Vote by Internet - see instructions in Prospectus/Proxy                    VOTING INSTRUCTION FORM FOR THE
    Statement.                                                                 Special Meeting of Shareholders
                                                                                 November 12, 2004, 9:00 a.m.
***  CONTROL NUMBER:                           ***

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MET/PUTNAM RESEARCH PORTFOLIO

The undersigned hereby instructs [insert name of insurance company that issued the variable insurance contract or policy] (the "Company") to vote the shares of the Met/Putnam Research Portfolio (the "Portfolio"), a series of Met Investors Series Trust (the "Trust"), as to which the undersigned is entitled to give instructions at the Special Meeting of Shareholders of the Portfolio to be held at the offices of the Trust, 22 Corporate Plaza Drive, Newport Beach, California 92660, at 9:00 a.m. Pacific Time on November 12, 2004, and at any adjournments thereof.

The Company and the Board of Trustees of the Trust solicit your voting instructions and recommend that you instruct the Company to vote "FOR" the Proposal. The Company will vote the appropriate number of Portfolio shares pursuant to the instruction given. If no instruction is set forth on a returned form as to the Proposal, the Company will vote FOR the Proposal.

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                                               Date ________________, 2004



                                                     PLEASE SIGN IN BOX BELOW




                                               Signature - Please sign exactly as your name appears at left.
                                               Joint owners each should sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.  If a corporation, please sign in full corporate name by president or authorized officer.  If a partnership, please sign in partnership name by authorized person.
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                Please fold and detach card at perforation before mailing.







TO VOTE FOR, AGAINST OR ABSTAIN FROM VOTING ON THE PROPOSAL, CHECK THE APPROPRIATE BOX BELOW.

                                     FOR           AGAINST          ABSTAIN


To approve or disapprove the Agreement and Plan of Reorganization with respect to the acquisition of Met/Putnam Research Portfolio, a series of the Trust, by Oppenheimer Capital Appreciation Portfolio, a series of the Trust.